Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
ALLIED WASTE INDUSTRIES, INC.
AS OF _____ __, 2007
ARTICLE I
STOCKHOLDERS
     Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.
     Section 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors, and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by a stockholder or any other person or persons.
     Section 1.3. Notice of Meeting; Waiver of Notice. Whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the General Corporation Law of the State of Delaware (the “General Corporation Law”). If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. Notice by electronic transmission shall be deemed given as provided in Section 232 of the General Corporation Law. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, assistant secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 233 of the General Corporation Law. Notice need not be given to any stockholder who submits a waiver of notice, in accordance with applicable law, whether before or after the time stated therein. Attendance of a person at a meeting of the stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any waiver of notice.

     Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place thereof (or the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person at such adjourned meeting) are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     Section 1.5. Quorum. At each meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the holders of a majority of the votes entitled to be cast at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for purposes of determining the existence of a quorum; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
     Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chief Executive Officer, if any, or in his or her absence by the President, or in his or her absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure
     Section 1.7. Voting; Proxies. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to the number of votes designated by the Certificate of Incorporation, except as otherwise provided by law or these Bylaws, for each share of stock held by him or her which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, when a quorum is present at any meeting of stockholders, any question or matter presented to the stockholders shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.
     Section 1.8. Record Dates.
          (a) Meetings. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or any adjournment thereof, unless otherwise required by law, shall not be more than 60 nor less than ten days before the date of such meeting, and (2) in the case of other action (other than the determination of stockholders entitled to express consent to corporate action in writing without a meeting) shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose (other than the determination of stockholders entitled to express consent to corporate action in writing without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
          (b) Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 1.8(b)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 1.8(b) or otherwise within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors pursuant to this Section 1.8(b) and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
          (c) Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 1.8(b) and applicable law, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors determine that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with Section 1.8(b) and applicable law have been obtained to authorize or take the action specified in the consents and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 1.8(c) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
          (d) Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days after the earliest dated written consent received in accordance with Section 1.8(b), a valid written consent or valid consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 1.8(b) and applicable law, and not revoked.

     Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.
     Section 1.10. Notice of Stockholder Business and Nominations. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time the notice provided for in this Section 1.10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting (and, in the case of nominations, for the election of directors) and who complies with the procedures set forth in this Section 1.10. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 1.10, the Stockholder must have given timely notice in proper written form to the Secretary of the Corporation and any such proposed business other than the nomination of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to the anniversary date of the preceding year’s annual meeting of stockholders (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 70 days after the Anniversary Date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice under these Bylaws. Notwithstanding anything to the contrary in this Section 1.10, in the event that the number of directors to be elected to the Board of Directors or the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for the additional directorships at least 100 days prior to the Anniversary Date, a stockholder’s notice required by this Section 1.10 shall also be considered timely, but only with respect to nominees for any new position created by such increase, if such notice shall be delivered to the Secretary of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. To be in proper written form, such stockholder’s notice to the Secretary shall set forth in writing (a) as to each person whom such stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principle occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to such stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address, as they appear on the Corporation’s books, of such stockholder and beneficial owner (ii) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in the Bylaws of the Corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the procedures prescribed by the Bylaws of the Corporation, and if he or she shall so determine, he or she shall so declare to the meeting and the defective nomination or proposal shall be disregarded. The foregoing notice requirements of this Section 1.10 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
     Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and on the election of the nominee and who complies with the notice procedures set forth in this Section 1.10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 1.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
     Only such persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (c)(iii) of the first paragraph of this Section 1.10) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
     For purposes of this Section 1.10, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights of (a) stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation of the Corporation.
     Section 1.11. Inspectors of Election; Opening and Closing the Polls. Prior to any meeting of stockholders, the Board of Directors, the Chief Executive Officer or any other officer designated by the Board of Directors shall appoint one or more inspectors, who shall have the powers and duties set forth in Section 231 of the General Corporation Law as currently in effect or as the same may hereafter be amended or replaced, which inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.
ARTICLE II
BOARD OF DIRECTORS
     Section 2.1. General Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.
     Section 2.2. Number; Qualifications. As of the closing of the purchase of shares of Senior Convertible Preferred Stock (as defined in the Second Amended and Restated Shareholders Agreement (the “Shareholders Agreement”), dated as of July 30, 1999, by and between the Corporation, on the one hand, and Apollo Investment Fund IV, L.P., a Delaware limited partnership, Apollo Investment Fund III, L.P., a Delaware limited partnership, Apollo Overseas Partners IV, L.P., a Delaware limited partnership, Apollo Overseas Partners III, L.P., a Delaware limited partnership, Apollo (U.K.) Partners III, L.P., an English limited partnership, Apollo/AW LLC, a Delaware limited liability company, Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership (“BCP”), Blackstone Offshore Capital Partners II L.P., a Cayman Islands limited partnership, Blackstone Family Investment Partnership II L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners III L.P., a Cayman Islands limited partnership, Blackstone Family Investment Partnership III L.P., a Delaware limited partnership, Greenwich Street Capital Partners II, L.P., a Delaware limited partnership, GSCP Offshore Fund, L.P., a Cayman Islands exempted limited partnership, Greenwich Fund, L.P., a Delaware limited partnership, Greenwich Street Employees Fund, L.P., a Delaware limited partnership, TRV Executive Fund, L.P., a Delaware limited partnership, DLJMB Funding II, Inc., a Delaware corporation, DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership, DLJ Merchant Banking Partners II-A, L.P., a Delaware limited partnership, DLJ Diversified Partners, L.P., a Delaware limited partnership, DLJ Diversified Partners-A, L.P., a Delaware limited partnership, DLJ Millennium Partners, L.P., a Delaware limited partnership, DLJ Millennium Partners-A, L.P., a Delaware limited partnership, DLJ First ESC L.P., a Delaware limited partnership, DLJ Offshore Partners II, C.V., a Netherlands Antilles limited partnership, DLJ EAB Partners, L.P., a Delaware limited partnership, and DLJ ESC II L.P., a Delaware limited partnership, or any other entities (other than the Corporation) party to the Shareholders Agreement (collectively, the “Shareholders”), on the other hand) pursuant to the Preferred Stock Purchase Agreement (as defined in the Shareholders Agreement) and until the earlier to occur of the tenth anniversary of the purchase of shares of Senior Preferred Stock pursuant to the Preferred Stock Purchase and the date on which the Apollo/Blackstone Shareholders (as defined in the Shareholders Agreement) own, collectively, less than 20% of the Apollo/Blackstone Shares (as defined in the Shareholders Agreement) (the “Shareholder Designee Period”), the Board of Directors shall consist of no more than thirteen (13) directors during the Shareholder Designee Period.
     Section 2.3. Election; Resignation; Vacancies. At each annual meeting of stockholders, the stockholders shall elect directors to replace those directors whose terms then expire. Except as otherwise provided in this Section 2.3, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the 10th day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 2.3, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).
     In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person shall submit an irrevocable resignation contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, a committee designated by the Board of Directors pursuant to Section 3.1 of these Bylaws shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within 90 days following certification of the election results. The committee in making its recommendation and the Board of Directors in making its decision may each consider any factors and other information that they consider appropriate and relevant.

     If the Board of Directors accepts a director’s resignation pursuant to this Section 2.3, or if a nominee for director is not elected and the nominee is not an incumbent director, then, subject to the other provisions of this Section 2.3, the Board of Directors may fill the resulting vacancy or may decrease the size of the Board of Directors pursuant to Section 2.3 of these Bylaws. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time specified therein (and if no time be specified, at the time of its receipt by the Board of Directors) and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. Except as otherwise provided by law or the Certificate of Incorporation, any vacancy occurring in the Board of Directors, for whatever reason, may only be filled by a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the expiration of the term of the director whom he or she has replaced.
     At all times during the Shareholder Designee Period, the Corporation agrees, subject to Section 3.1(d) of the Shareholders Agreement, to support the nomination of, and the Corporation’s Nominating Committee (as defined herein) shall recommend to the Board of Directors the inclusion in the slate of nominees recommended by the Board of Directors to stockholders for election as directors at each annual meeting of stockholders of the Corporation: (i) no more than two persons who are executive officers of the Corporation (“Management Directors”), (ii) (A) five Shareholder Designees, so long as the Apollo/Blackstone Shareholders beneficially own 80% or more of the Apollo/Blackstone Shares, (B) four Shareholder Designees, so long as the Apollo/Blackstone Shareholders beneficially own 60% or more but less than 80% of the Apollo/Blackstone Shares, (C) three Shareholder Designees, so long as the Apollo/Blackstone Shareholders beneficially own 40% or more but less than 60% of the Apollo/Blackstone Shares, (D) two Shareholder Designees, so long as the Apollo/Blackstone Shareholders beneficially own 20% or more but less than 40% of the Apollo/Blackstone Shares, and (E) one Shareholder Designee, so long as the Apollo/Blackstone Shareholders beneficially own 10% or more but less than 20% of the Apollo/Blackstone Shares (each a “Beneficial Ownership Threshold”); provided, however, that if at any time as a result of the Corporation’s issuance of Voting Securities the Shareholders beneficially own 9% or less of the Actual Voting Power (the “Actual Voting Power Threshold”), the Apollo/Blackstone Shareholders shall be entitled to no more than three Shareholder Designees (even if the Apollo/Blackstone Shareholders would otherwise be entitled to a greater number of Shareholder Designees pursuant to clauses (A) through (E) above), and (iii) such other persons, each of whom is (A) recommended by the Nominating Committee and (B) not an employee or officer of or outside counsel to the Corporation or a partner, employee, director, officer, affiliate or associate (as defined in Rule 12b-2 under the Exchange Act) of any Shareholder or any affiliate of a Shareholder or as to which the Shareholders or their affiliates own at least ten percent of the voting equity securities (“Unaffiliated Directors”). If any vacancy (whether by death, retirement, disqualification, removal from office or other cause, or by increase in number of directors) occurs prior to a meeting of the Corporation’s stockholders, the Board (i) may appoint a member of management to fill a vacancy caused by a Management Director ceasing to serve as a director, (ii) shall appoint, subject to Section 3.1(d) of the Shareholders Agreement, a person designated by the Apollo/Blackstone Shareholders to fill a vacancy created by a Shareholder Designee ceasing to serve as a director (except as a result of the reduction of the number of Shareholder Designees entitled to be included on the Board of Directors by reason of a decrease in the

Apollo/Blackstone Shareholders’ beneficial ownership of Apollo/Blackstone Shares below any Beneficial Ownership Threshold or by reasons of a decrease in the Shareholders’ beneficial ownership of Voting Securities below the Actual Voting Power Threshold), and (iii) may appoint a person who qualifies as an Unaffiliated Director and is recommended by the Nominating Committee pursuant to the procedures set forth in the second paragraph of Section 3.1(b) of the Shareholders Agreement to fill a vacancy created by an Unaffiliated Director ceasing to serve as a director (provided, however, that in the case of a vacancy relating to an Unaffiliated Director, if a majority of the Nominating Committee is unable to recommend a replacement, then the directorship with respect to this vacancy shall remain vacant), and each such person shall be a Management Designee, Shareholder Designee or Unaffiliated Director, as the case may be, for purposes of the Shareholders Agreement. Upon any decrease in the Apollo/Blackstone Shareholders’ beneficial ownership of Apollo/Blackstone Shares below any Beneficial Ownership Threshold or Voting Securities below the Actual Voting Power Threshold, the Apollo/Blackstone Shareholders shall cause a number of Shareholder Designees to offer to immediately resign from the Board of Directors such that the number of Shareholder Designees serving on the Board of Directors immediately thereafter will be equal to the number of Shareholder Designees which the Apollo/Blackstone Shareholders would then be entitled to designate under Section 3.1(b) of the Shareholders Agreement. Upon termination of the Shareholder Designee Period, the Apollo/Blackstone Shareholders shall promptly cause all of the Shareholder Designees to offer to resign immediately from the Board of Directors and any committees thereof.
     Section 2.4. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.
     Section 2.5. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer, or by any member of the Board of Directors. Notice thereof shall be given to each director personally or by mail, telephone or other means of electronic transmission at least 24 hours before the meeting.
     Section 2.6. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.
     Section 2.7. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the total number of directors shall constitute a quorum for the transaction of business. Except as otherwise provided by the Certificate of Incorporation or these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum shall be present.

     Section 2.8. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence by the Lead Director, if any, or in his or her absence by the Vice Chairman of the Board of Directors, if any, or in his or her absence by the Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
     Section 2.9. Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing (or by electronic transmission), and the writing or writings (or electronic transmission or transmissions) are filed with the minutes of proceedings of the Board of Directors or of such committee, as applicable.
     Section 2.10. Compensation of Directors. Directors may receive such compensation for their services and expenses as may be directed by resolution of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for their service and expenses.
ARTICLE III
COMMITTEES
     Section 3.1. Committees. The Corporation hereby elects to be governed by Section 141(c)(2) of the General Corporation Law. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and not otherwise limited by applicable law, shall have and may exercise the full power and authority of the Board of Directors in the management of the business and affairs of the Corporation.
     Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.
     Section 3.3. For so long as the Apollo/Blackstone Shareholders are entitled to at least two Shareholder Designees under the Shareholders Agreement, the Apollo/Blackstone Shareholders shall be entitled to have one Shareholder Designee serve on each committee of the Board of Directors other than any committee formed for the purpose of considering matters relating to the Shareholders. At all times during the Shareholder Designee Period, Unaffiliated Directors shall be designated exclusively by a majority of a nominating committee (the “Nominating Committee”), which shall at all times during the Shareholder Designee Period consist of not more than four persons, two of whom shall be Shareholder Designees (or such lesser number of Shareholder Designees as then serves on the Board of Directors) and two of whom shall be either Management Directors or Unaffiliated Directors. If the Nominating Committee is unable to recommend one or more persons to serve as Unaffiliated Directors (except with respect to any vacancy created by an Unaffiliated Director ceasing to serve as such), then the Board of Directors shall nominate and recommend for election by stockholders an Unaffiliated Director then serving on the Board of Directors. Notwithstanding the foregoing, if the Apollo/Blackstone Shareholders beneficially own less than 50% of the Apollo/Blackstone Shares, the Nominating Committee shall be comprised of individuals only one of whom is a Shareholder Designee.
ARTICLE IV
OFFICERS
     Section 4.1. Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a Chief Executive Officer and/or President and Secretary, and it may, if it so determines, elect a Chairman of the Board of Directors, a Lead Director, and/or a Vice Chairman of the Board of Directors from among its members. In the absence or disability of, or in the event of a vacancy in the office of, the Chairman of the Board of Directors, the Lead Director shall perform the duties and exercise the powers of such Chairman. The Board of Directors may also elect a Vice Chairman of the Corporation, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as they deem appropriate. Unless otherwise provided in the resolution of election or appointment, each such officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.
     Section 4.2. Powers and Duties of Executive Officers Generally. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be provided herein or by resolution of the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.
     Section 4.3. Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. To the extent permitted by law, his or her signature upon bonds or debentures authenticated by the signature of a trustee may be by facsimile. He or she shall perform such other duties and have such other duties as may be prescribed from time to time by the Board of Directors and the Corporation. In the event of a vacancy in the office of the President, he or she shall be responsible for the general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.
     Section 4.4. Duties of President. The President shall, in the absence or disability of, or in the event of a vacancy in the office of, the Chief Executive Officer, perform the duties and exercise the powers of such Chief Executive Officer. He or she shall be responsible for the general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall perform such other duties and have such other duties as may be prescribed from time to time by the Board of Directors of the Corporation.
     Section 4.5. Duties of the Vice President. The Vice Presidents shall, in the order of their organizational ranking, in the absence or disability, or in the event of a vacancy in the office, of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors of the Corporation.
     Section 4.6. Duties of the Secretary. The Secretary shall keep, or cause to be kept, in books provided for that purpose, the minutes of the meetings of the stockholders, the Board of Directors, or any committee thereof, and shall see that all notices are duly given in accordance with the provisions of these Bylaws and, as required by law, shall be custodian of the records of the Corporation. He or she shall keep in safe custody the seal of the Corporation and, when authorized by the board, affix such seal to any document requiring it, and when so affixed, it shall be attested by his or her signature, or by the signature of the Treasurer or an Assistant Secretary. He or she shall perform such duties and have such powers incident to the office of the Secretary, and shall perform such other duties and have such other powers as may be prescribed from time to time by the Board of Directors of the Corporation.
     Section 4.7. Duties of the Assistant Secretary. Any Assistant Secretary shall, at the request of the Secretary, in his or her absence or disability, or in the event of a vacancy in such office, perform the duties and be vested with the powers of the Secretary. Each Assistant Secretary shall perform such other duties and have such other powers as may be prescribed from time to time by the Board of Directors of the Corporation.
     Section 4.8. Duties of the Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies and other depositories as shall be designated by the Board of Directors. He or she shall render a statement of the condition of the finances of the Corporation at all meetings of the Board of Directors, and a full financial report at any annual meeting of the stockholders. He or she shall exhibit, to any director of the Corporation, the books of account and records of the Corporation, or of any corporation controlled by the Corporation, upon reasonable request and during normal business hours at the executive offices of the Corporation. He or she shall perform such other duties and have such other powers as may be prescribed from time to time by the Board of Directors of the Corporation.
ARTICLE V
STOCK
     Section 5.1. Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Certificates representing shares of the capital stock of the Corporation shall be in such form not inconsistent with law as shall be approved by the Board of Directors. Every holder of stock of the Corporation represented by a certificate shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him or her in the Corporation. Any of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issuance.
     Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, which certificate is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
ARTICLE VI
INDEMNIFICATION
     Section 6.1 Indemnification in Non-Derivative Proceedings. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.6 of this Article VI, the Corporation shall be required to indemnify a current or former director or officer in connection with any action, suit or proceeding (or part thereof) commenced by such director or officer only if the commencement of such action, suit or proceeding (or part thereof) by such director or officer was authorized in the specific case by the Board of Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
     Section 6.2 Indemnification in Derivative Proceedings. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.6 of this Article VI, the Corporation shall be required to indemnify a current or former director or officer in connection with any action, suit or proceeding (or part thereof) commenced by such director or officer only if the commencement of such action, suit or proceeding (or part thereof) by such director or officer was authorized in the specific case by the Board of Directors.
     Section 6.3 Indemnification when Director, Officer, Employee or Agent Successful in Defense of Action. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2 of this Article, or in defense of any claim, issue or matter therein, the Corporation shall indemnify such director or officer against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
     Section 6.4 Determination of Right to Indemnification. Any indemnification under Sections 6.1 and 6.2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 6.1 and 6.2 of this Article. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of the determination (1) by the Board of Directors, by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
     Section 6.5 Advancement of Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
     Section 6.6 Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VI is not paid in full within thirty days after a written claim therefor by the covered person has been received by the Corporation, the person entitled to such indemnification or advancement hereunder may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.
     Section 6.7 Rights Hereunder Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.
     Section 6.8 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the General Corporation Law or this Article.
     Section 6.9 Definition of Corporation. For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     Section 6.10 Certain Definitions. For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this section.
     Section 6.11 Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
ARTICLE VII
MISCELLANEOUS
     Section 7.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the last day of December next following.
     Section 7.2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.
     Section 7.3. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minutes books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form and directly reproduced in paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
     Section 7.4. Amendment of Bylaws. These Bylaws may be altered or repealed, and new bylaws made, by the Board of Directors. Notwithstanding anything to the contrary that may be contained herein, Section 2.2 and the second sentence of this Section 7.4 may only be amended by the Board of Directors with the affirmative vote of seven members of the Board of Directors.

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